Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE
BRIGHAM EXPLORATION REPORTS FIRST QUARTER 2009 RESULTS
Austin, TX — May 7, 2009 — Brigham Exploration Company (NASDAQ:BEXP) today announced financial results for the quarter ended March 31, 2009.
FIRST QUARTER 2009 RESULTS
Revenues from the sale of oil and natural gas including hedge settlements but excluding unrealized hedging gains and losses for the first quarter 2009 were down 30% to $21.3 million when compared to the first quarter 2008. Oil revenue decreased $10.6 million due to lower prices and was partially offset by a $5.4 million increase from higher production volumes, which was largely driven by a 173% increase in oil production volumes in the Williston Basin. Natural gas revenue decreased $8.4 million due to lower prices and fell an additional $3.1 million due to lower production volumes, which was attributable to our shift in our capital expenditure program from the natural gas-weighted onshore Gulf Coast to the oil-weighted Williston Basin. Hedge settlement gains increased oil and natural gas revenues by $7.6 million. The monetization of a portion of our natural gas hedges that would have settled from May to September 2009 accounted for $3.2 million of the increase in hedge settlement gains. Our average net daily production volumes for the first quarter 2009 were 32.0 MMcfe per day, roughly equal to the first quarter 2008.
During the first quarter 2009, our average realized price for oil was $40.53 per barrel, which included a $6.24 per barrel gain due to the settlement of our oil derivative contracts. This compares to an average realized price in the first quarter 2008 of $90.48 per barrel, which included a $5.02 per barrel loss due to the settlement of our oil derivative contracts. Our average realized price for natural gas in the first quarter 2009 was $7.76 per Mcf, which included a $3.49 per Mcf gain associated with the settlement of our natural gas derivative contracts. This compares to an average realized price in the first quarter 2008 of $9.07 per Mcf, which included a $0.24 per Mcf gain due to the settlement of our natural gas derivative contracts.
Our first quarter 2009 production costs, which include costs for operating and maintaining (O&M expense) our producing wells, expensed workovers, ad valorem taxes and production taxes, were $1.61 per Mcfe compared to $1.47 per Mcfe in the first quarter 2008. A $0.36 per Mcfe increase in O&M expense resulted from higher salt water disposal, compressor rental and maintenance and electricity expenses. This increase in O&M expense was partially offset by a $0.16 per Mcfe decrease in production taxes due to the aforementioned decrease in prices.
Per unit general and administrative (G&A) expense for the first quarter 2009 decreased by 18% to $0.74 per Mcfe from the first quarter 2008 as a result of our previously announced cost reduction measures. Lower employee compensation costs accounted for the bulk of the decrease in per unit G&A expense.
Our depletion expense for the first quarter 2009 was $9.8 million ($3.41 per Mcfe) compared to $12.4 million ($4.30 per Mcfe) in the first quarter 2008. Our lower depletion rate, which was a result of our fourth quarter 2008 ceiling test write-down, accounted for the $2.6 million decrease in depletion expense.
The downward trend in natural gas prices experienced in the second half of 2008 continued into the first quarter of 2009 and was partially responsible for a first quarter 2009 before tax ceiling test write-down of $114.8 million. On December 31, 2008, Henry Hub natural gas was $5.71 per MMbtu as compared to $3.63 per MMbtu on March 31, 2009. Lower natural gas prices, combined with the impact from the deferred tax asset added to our full cost pool associated with our year-end 2008 ceiling test write-down, resulted in the capitalized costs of our oil and gas properties, net of accumulated depreciation, exceeding the discounted present value of our estimated proved reserves using a 10% discount rate by $114.8 million.
Our net interest expense for the first quarter 2009 was $0.7 million higher than that in the first quarter 2008 due to a $0.9 million increase in interest expense associated with the higher level of outstanding debt under our senior credit facility. This increase was partially offset by a lower weighted average cost of debt due to lower LIBOR rates in the first quarter 2009 as compared to that in the first quarter 2008. Our weighted average debt outstanding for the first quarter 2009 was $315.1 million as compared to $182.8 million for the comparable period last year.

We recorded no deferred income taxes in the first quarter 2009 compared to deferred income tax expense of $1.0 million in the first quarter 2008.
Our reported net income (loss) for the first quarter 2009 was ($119.1) million (($2.60) per diluted share) versus net income of $1.5 million ($0.03 per diluted share) for the same period last year. Our after-tax earnings in the first quarter 2009 excluding the effect of our ceiling test write-down, unrealized mark-to-market hedging losses, and a $2.0 million non-cash write-down of the carrying value of our inventory were $0.6 million ($0.01 per diluted share) as compared to our after-tax earnings in the first quarter 2008 excluding unrealized mark-to-market hedging losses of $4.8 million ($0.11 per diluted share). After-tax earnings excluding the above items is a non-GAAP measure and a reconciliation of GAAP net income to after-tax earnings excluding the above items is included in our accompanying financial tables found later in this release.
Through March 31, 2009, we spent $19.4 million in total oil and gas capital expenditures. Oil and gas capital expenditures for the first three months of 2009 and 2008 were:

	Three months ended March 31,
	2009	2008
	(in thousands)

Drilling	$22,940	$31,200
Net land and G&G	(6,471)	10,833
Capitalized costs	2,740	3,410
Capitalized FAS 143 ARO	172	61

Total oil and gas capital expenditures	$19,381	$45,504

SECOND QUARTER 2009 FORECASTS
The following forecasts and estimates of our second quarter 2009 production volumes are forward-looking statements subject to the risks and uncertainties identified in the “Forward-Looking Statements Disclosure” at the end of this release. We currently expect our second quarter 2009 production volumes to average between 27 MMcfe per day and 31 MMcfe per day.
For the second quarter 2009, lease operating expenses are projected to be $1.46 per Mcfe based on the mid-point of our production guidance, production taxes are projected to be approximately 6.50% to 7.00% of pre-hedge oil and natural gas revenues, and G&A expenses are projected to be $1.9 million ($0.78 to $0.68 per Mcfe).
MANAGEMENT COMMENTS
Gene Shepherd, Brigham’s Chief Financial Officer, commented, “As previously discussed, we have taken significant steps, such as reducing cap-ex and overhead and closing on our Mountrail County, ND mineral sale, which have enhanced the company’s liquidity position. Further, we are optimistic about our ability to close on one or more of the larger liquidity enhancing initiatives that will allow us to benefit from the improved economics in the Williston Basin, namely lower service costs and differentials and higher commodity prices, which will position the company to resume our Bakken and Three Forks drilling and completion activities in the second half of 2009.”
CONFERENCE CALL INFORMATION
Our management will host a conference call to discuss operational and financial results for the first quarter 2009 with investors, analysts and other interested parties on Friday, May 8, at 10:00 a.m. Eastern Time. To participate in the call, participants within the U.S. please dial 888-679-8038 and participants outside the U.S. please dial 617-213-4850. The participant passcode for the call is 80813160. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=P73A89TEN. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference. A telephone recording of the conference call will be available to interested parties approximately two hours after the call is completed through 12:00 p.m. Eastern Time on Friday, May 15, 2009. To access the recording, domestic callers dial 888-286-8010 and international callers dial 617-801-6888. The passcode for the conference call playback is 30419070. In addition, a live and archived web cast of the conference call will be available over the Internet at either www.bexp3d.com or www.streetevents.com.

A copy of this press release and other financial and statistical information about the periods covered by this press release and by the conference call that will take place on Friday, May 8, 2009, will be available on our website. To access the press release go to www.bexp3d.com, click on Investor Relations and then click on News Releases. The file with a copy of the press release is named Brigham Exploration Reports First Quarter 2009 Results and is dated Thursday, May 7, 2009. To access the other financial and statistical information that will be covered by the conference call that will take place on Friday, May 8, 2009, go to www.bexp3d.com, click on Investor Relations and then click on Event Calendar. The file with the other financial and statistical information is named Financial and Statistical Information for the First Quarter 2009 Conference Call and is dated Thursday, May 7, 2009.
ABOUT BRIGHAM EXPLORATION
Brigham Exploration Company is an independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore for and develop onshore domestic oil and natural gas reserves. For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.
FORWARD-LOOKING STATEMENTS DISCLOSURE
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those contained in the forward-looking statements include our growth strategies, our ability to successfully and economically explore for and develop oil and natural gas resources, anticipated trends in our business, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and natural gas industry, our ability to make and integrate acquisitions, the impact of governmental regulation and other risks more fully described in the company’s filings with the Securities and Exchange Commission. Forward-looking statements are typically identified by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements may be expressed differently. All forward-looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward-looking statements, whether as a result of subsequent developments or otherwise.

Contact:	Rob Roosa, Finance Manager (512) 427-3300

BRIGHAM EXPLORATION COMPANY
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data) (unaudited)

	Three Months Ended
	March 31,
	2009	2008

Revenues:
Oil and natural gas sales	$13,809	$30,510
Hedging settlements	7,521	(62)

	21,330	30,448
Unrealized hedging gains(losses)	(2,878)	(5,394)

	18,452	25,054
Other revenue	34	17

Total Revenue	18,486	25,071

Costs and expenses:
Lease operating	3,799	2,986
Production taxes	814	1,283
General and administrative	2,122	2,593
Depletion of oil and natural gas properties	9,833	12,443
Impairment of oil and natural gas properties	114,781	—
Depreciation and amortization	149	147
Accretion of discount on asset retirement obligations	101	91
Loss on inventory valuation	2,039	—

	133,638	19,543

Operating income (loss)	(115,152)	5,528

Other income (expense):
Interest expense, net Interest income	(4,127)	(3,419)
Interest income	93	75
Other income (expense)	115	307

	(3,919)	(3,037)

Income (loss) before income taxes	$(119,071)	$2,491
Income tax (expense) benefit:
Current	—	—
Deferred	—	(964)

	—	(964)

Net income (loss)	$(119,071)	$1,527

Net income (loss) per share available to common stockholders:
Basic	$(2.60)	$0.03

Diluted	$(2.60)	$0.03

Weighted average shares outstanding:
Basic	45,726	45,261

Diluted	45,726	45,770

BRIGHAM EXPLORATION COMPANY
PRODUCTION, SALES PRICES AND OTHER FINANCIAL DATA
(unaudited)

	Three Months Ended March 31,
	2009	2008
Average net daily production:
Natural gas (MMcf)	20.5	24.4
Oil (Bbls)	1,928	1,298
Equivalent natural gas (MMcfe) (6:1)	32.0	32.2

Total net production:
Natural gas (MMcf)	1,842	2,193
Oil (MBbls)	174	117
Equivalent natural gas (MMcfe) (6:1)	2,884	2,894
% Natural gas	64%	76%

Sales price:
Natural gas ($/Mcf)	$4.27	$8.83
Oil ($/Bbl)	34.29	95.50
Equivalent natural gas ($/Mcfe) (6:1)	4.79	10.54

Sales price including derivative settlement gains (losses):
Natural gas ($/Mcf)	$7.76	$9.07
Oil ($/Bbl)	40.53	90.48
Equivalent natural gas ($/Mcfe) (6:1)	7.40	10.52

Sales price including derivative settlement gains (losses) and unrealized gains (losses):
Natural gas ($/Mcf)	$6.91	$6.71
Oil ($/Bbl)	32.99	88.45
Equivalent natural gas ($/Mcfe) (6:1)	6.40	8.66
SUMMARY CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2009	December 31, 2008
Assets:
Current assets	$60,015	$78,520
Oil and natural gas properties, net (full cost method)	299,606	404,839
Other property and equipment, net	1,788	1,873
Other non-current assets	3,622	3,824

Total assets	$365,031	$489,056

Liabilities and stockholders’ equity:
Current liabilities	$42,330	$48,215
Senior notes	158,789	158,730
Senior credit facility	145,000	145,000
Mandatorily redeemable preferred stock, Series A	10,101	10,101
Deferred income tax liability	149	149
Other non-current liabilities	5,849	5,592

Total liabilities	$362,218	$367,787
Stockholders’ equity	2,813	121,269

Total liabilities and stockholders’ equity	$365,031	$489,056

BRIGHAM EXPLORATION COMPANY
SUMMARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Three Months Ended March 31,
	2009	2008

Cash flows from operating activities:
Net income (loss)	$(119,071)	$1,527
Depletion, depreciation and amortization	9,982	12,590
Impairment of oil and gas Properties	114,781	—
Accretion of discount on ARO	101	91
Amortization of deferred loan fees and debt issuance costs	296	255
Non-cash stock compensation	353	414
Market value adjustments for derivatives instruments	2,878	5,394
Deferred income tax expense	—	964
Other noncash items	36	(28)
Changes in operating assets and liabilities	4,079	7,128

Cash flows provided by operating activities	$13,435	$28,335

Cash flows used by investing activities	(26,389)	(45,034)
Cash flows (used) provided by financing activities	(58)	9,002

Net increase (decrease) in cash and cash equivalents	$(13,012)	$(7,697)

SUMMARY PER MCFE DATA
(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Oil and natural gas sales	$4.79	$10.54
Hedging Settlements	2.61	(0.02)
Unrealized Hedging Gains / (Losses)	(1.00)	(1.86)
Other revenue	0.01	0.00

	$6.41	$8.66

Costs and expenses:
Lease operating	1.32	1.03
Production taxes	0.28	0.44
General and administrative	0.74	0.90
Depletion of oil and natural gas properties	3.41	4.30
Impairment of oil and gas properties	39.80	—
Depreciation and amortization	0.05	0.05
Accretion of discount on ARO	0.04	0.03
Loss on inventory valuation	0.71	—

	$46.35	$6.75

Operating income (loss)	$(39.94)	$1.91

Interest expense, net of interest income (a)	(1.40)	(1.16)
Other income (expense) (b)	0.04	0.11

Adjusted income (loss)	$(41.30)	$0.86

(a)	Calculated as interest expense minus interest income divided by production for period.

(b)	Excludes non-cash gains/(losses) arising from hedge accounting for certain of our oil and natural gas hedges.

BRIGHAM EXPLORATION COMPANY
RECONCILIATION OF GAAP NET INCOME TO AFTER-TAX EARNINGS
EXCLUDING THE EFFECT OF CERTAIN ITEMS
(in thousands)

	Three months
	ended March 31,
	2009	2008

Net income (loss) as reported	$(119,071)	$1,527
Impairment of oil and natural gas properties	114,781	—
Loss on inventory valuation	2,039	—
Unrealized derivative (gains) losses	2,878	5,394
Tax impact	—	(2,087)

Earnings excluding the effect of certain items	$627	$4,834

Earnings without the effect of certain items represents net income excluding the following: unrealized gains and losses on derivative contracts; non-cash impairment charge on our oil and natural gas properties, and non-cash impairment charge on our inventory, which includes oil country tubular goods and other lease and well equipment. Management believes that exclusion of these items enhances comparability of operating results between periods.
BRIGHAM EXPLORATION COMPANY
SUMMARY OF COMMODITY PRICE HEDGES OUTSTANDING AS OF MAY 7, 2009
(unaudited)

		2009			2010
		Q2	Q3	Q4	Q1	Q2	Q3	Q4

Natural Gas Costless Collars:
Daily volumes	MMBtu/d	1,978	—	2,283	2,333	3,626	3,587	1,304
Floor	$/MMBtu	$7.139	$—	$5.750	$5.750	$5.750	$5.750	$6.500
Cap	$/MMBtu	$7.950	$—	$7.050	$7.050	$7.191	$7.191	$8.250

Natural Gas Three Way Costless Collars:
Daily volumes	MMBtu/d	769	—	4,239	4,333	—	—	—
Floor	$/MMBtu	$6.250	$—	$6.962	$6.962	$—	$—	$—
Written Put	$/MMBtu	$4.750	$—	$4.577	$4.577	$—	$—	$—
Cap	$/MMBtu	$8.800	$—	$8.615	$8.615	$—	$—	$—

Natural Gas Swaps:
Daily volumes	MMBtu/d	9,692	9,957	2,522	—	—	—	—
Swap	$/MMBtu	$4.44	$4.16	$4.56	$—	$—	$—	$—

Oil Costless Collars:
Daily volumes	Bbls/d	99	—	—	—	—	—	—
Floor	$/Bbl	$62.00	$—	$—	$—	$—	$—	$—
Cap	$/Bbl	$81.75	$—	$—	$—	$—	$—	$—

Oil Swaps:
Daily volumes	Bbls/d	330	326	326	—	—	—	—
Floor	$/Bbl	$50.75	$50.75	$50.75	$—	$—	$—	$—
Hedged volumes and prices reflected in this table represent average contract amounts for the quarterly periods presented; natural gas hedge prices and crude oil hedge contract prices are based on NYMEX pricing.